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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Cisco Systems, Inc. on Form S-8 (File No. 0-7285) of our reports dated August 15, 1995, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 30, 1995 and July 31, 1994, and for the years ended July 30, 1995, July 31, 1994, and July 25, 1993, which reports are included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.


San Jose, California
October 20, 1995



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